EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to use of our report dated February 29, 2008, except Note 18 related to the 2007 and 2006 financial information, as to which the date is March 10, 2009, in this Annual Report (Form 10-K) of Sirius XM Radio Inc. (formerly Sirius Satellite Radio Inc.) with respect to the consolidated financial statements of Sirius XM Radio Inc. and Subsidiaries for the year ended December 31, 2008.

Our audits also included the financial statement schedule of Sirius XM Radio Inc. and Subsidiaries listed in Item 15(a)(2). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 29, 2008, except Note 18 related to the 2007 and 2006 financial information, as to which the date is March 10, 2009, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

Form S-3 No. 333-130949, No. 333-127169, No. 333-115695, No. 333-64344, No. 333-65602, No. 333-52893, No. 333-85847, No. 333-86003, No. 333-10446, No. 333-108387, No. 333-152548 and No. 333-156495

Form S-4 No. 333-144845

Form S-8 No. 333-139214, No. 333-133277, No. 333-125118, No. 333-119479, No. 333-81914, No. 333-74752, No. 333-65473, No. 333-15085, No. 33-95118, No. 33-92588, No. 333-31362, No. 333-62818, No. 333-81914, No. 333-100083, No. 333-101515, No. 333-106020, No. 333-111221, No. 333-142726, No. 333-149186, No. 333-152574 and No. 333-156441

of our report dated February 29, 2008, except Note 18 related to the 2007 and 2006 financial information, as to which the date is March 10, 2009, with respect to the consolidated financial statements and schedule of Sirius XM Radio Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Sirius XM Radio Inc. for the year ended December 31, 2008.

New York, NY

March 10, 2009